Exhibit 3.3
AMENDED AND RESTATED BY-LAWS
OF
KREIDO BIOFUELS, INC.
ARTICLE I: OFFICES
The office of the Corporation shall be located in the city, county and state designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine. The Corporation shall have a resident agent who resides in Nevada. The resident agent’s street address is the registered office of the Corporation in Nevada.
ARTICLE II: MEETING OF SHAREHOLDERS
SECTION 1. Annual Meetings:
The annual meeting of the shareholders of the Corporation shall be held each year on a date and at the time set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the annual meeting has not been called and timely held, any one or more holders of a majority of the shares entitled to vote thereat, acting by written consent, may call it.
SECTION 2. Special Meetings:
Special meetings of the shareholders may be called at any time by a majority of the Board of Directors or by the President, and shall be called by the Chairperson or by the President or by the President or the Secretary at the written request of the holders of a majority of the shares then outstanding and entitled to vote thereat, or as otherwise required by law.
SECTION 3. Time and Place of Meetings:
A meeting of shareholders for any purpose may be held at such time and place within or without the State of Nevada as the Board of Directors may fix from time to time or as may be fixed by the written consent of a majority of the shareholders entitled to vote thereat.

SECTION 4. Notice of Meetings:
(a) Except as otherwise provided by statute, written notice of each meeting of shareholders, whether annual or special, stating the time and place it is to be held, shall be served either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be directed to each such shareholder at his address as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.
(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, unless such shareholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.
(c) Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
SECTION 5. List of Shareholders:
The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.
SECTION 6. Record Date:
In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date shall be as provided by law.

SECTION 7. Quorum; Adjournment:
(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.
(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting as originally called if a quorum had been present.
SECTION 8. Voting:
(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
(b) Except as otherwise proved by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of voting stock of the Corporation entitled to vote thereat, shall be entitled to one (1) vote for each share of stock registered in his name on the books of the Corporation.
(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.
(d) Any action by the shareholders may be taken by written consent in lieu of a meeting to the extent permitted by and in accordance with the laws of Nevada.
ARTICLE III: BOARD OF DIRECTORS
SECTION 1. Number, Election and Term of Office:
(a) The number of directors shall not be less than one (1) and no more than nine (9). The number of directors shall be established by resolution of the Board of Directors and may be increased and/or decreased from time to time by the Board of Directors within the limits permitted above, the Articles of Incorporation and the law.
(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.
SECTION 2. Duties and Powers:
The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.
SECTION 3. Annual and Regular Meetings; Notice:
(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.
(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.
(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in Paragraph (b), Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 4.
SECTION 4. Special Meetings; Notice:
(a) Special meetings of the Board of Directors shall be held whenever called by the Chairperson, the President or by two of the directors of the Corporation, at such time and place as may be specified in the respective notices or waivers of notice thereof.
(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic facsimile, or shall be delivered to him personally or given to him orally, not later than Twenty-Four (24) hours before the time and day on which the meeting is to be held. A notice or waiver of notice need not specify the purpose of the meeting.
(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

SECTION 5. Chairperson:
At all meetings of the Board of Directors, the Chairperson of the Board, if any and if present, shall preside. If there shall be no chairperson, or he or she shall be absent, then the President shall preside as chairperson, and in his absence, a chairperson chosen by the directors shall preside.
SECTION 6. Quorum and Adjournments:
(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws.
(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.
SECTION 7. Manner of Acting:
(a) At all meetings of the Board of Directors, each director present shall have one (1) vote.
(b) Except as otherwise proved by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
(c) Any action authorized in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation, shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.
(d) Members of the Board of Directors or of any committee designated by such Board may participate in a meeting of such Board or committee by means of a conference telephone network or similar communications method by which all persons participating in the meeting can hear each other.
SECTION 8. Vacancies:
Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

SECTION 9. Resignation:
Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.
SECTION 10. Removal:
Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least two-thirds (2/3) of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board, for example, on account of a conviction of a felony or declaration by a court order that the director is of unsound mind.
SECTION 11. Compensation:
The Board of Directors may provide by resolution that the Corporation shall allow a fixed sum and reimbursement of expenses for attendance at Board meetings and Committee meetings. A Director may serve the Corporation in a capacity other than that of a Director and receive compensation for the services rendered in that capacity.
SECTION 12. Committees:
By resolution of the Board of Directors, the Board of Directors shall have the authority to form any committees for whatever purpose. A committee may consist of as few as one member. A committee may exercise all the powers of the Board of Directors except as prohibited by law. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may provide that a committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership or merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
SECTION 13. Affiliated Transactions:
No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Corporation, limited liability company, partnership association, trust or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest shall void or voidable solely for this reason or solely because the Director of officer or is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, provided that the relationship of the interested director or officer is disclosed to the Board of Directors promptly upon such interested director or officer becoming aware of such interest.

ARTICLE IV: OFFICERS
SECTION 1. Number, Qualifications, Election and Term of Office:
(a) The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers, including a chairperson of the Board of Directors, and one (1) or more vice presidents and assistant officers, as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation. Any two (2) or more offices may be held by the same person.
(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.
(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.
SECTION 2. Resignation:
Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3. Removal:
Any officer may be removed, either with or without cause, and a successor elected by the Board of Directors at any time.
SECTION 4. Vacancies:
A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term in the manner prescribed by the By-laws for regular appointments to such officer.
SECTION 5. Duties of Officers:
(a) Chairperson of the Board. The Chairperson of the Board shall preside at meetings of the shareholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.
(b) Vice-Chairperson. The Vice-Chairperson, if any, shall, in the absence or disability of the Chairperson of the Board, perform the duties and exercise the powers of the Chairperson of the Board and shall perform such other duties as the Board of Director may from time to time prescribe.

(c) President. The President shall be the chief executive officer of the Corporation and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.
(d) Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the finances of the Corporation and shall have the general powers and full duties of management usually vested in the office of the chief financial officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.
(e) Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the President and the Board of Directors, have general supervision, direction and control of the operations of the Corporation and shall have the general power and full duties of management usually vested in the office of the chief operating officer of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.
(f) Vice-President. One or more Vice-Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.
(g) Secretary. The Secretary shall attend all meetings of the directors and of the shareholders and shall keep, or cause to be kept, a true and complete record of the proceedings of those meetings. The Secretary shall keep the corporate seal of the Corporation and, when directed by the Board of Directors, shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.
(h) Treasurer: The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories designated by the Board of Directors. He shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation.
(i) Assistant Officers: The Board of Directors may appoint other officers and assistant officers of the Corporation who shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

(j) Delegation of Duties: Whenever an officer is absent or whenever, for any reason, the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.
SECTION 6. Sureties and Bonds:
In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.
SECTION 7. Shares of Other Corporations:
Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, Chief Financial Officer, any Vice President, or such other person as the Board of Directors may authorize.
SECTION 8. Salaries:
The Board of Directors or a compensation committee shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been designated by the Board.
ARTICLE V: SHARES OF STOCK
SECTION 1. Manner of Issuance:
The Directors shall have the power to issue the authorized capital stock of the Corporation at such prices as they deem proper. Every Stockholder shall be entitled to a certificate in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the officers of the Corporation designated by the Corporation. The stock certificates shall bear the name of the person owning said stock, the number of shares represented by such certificates, and the date of issue.
All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.
SECTION 2. Replacement of Certificates:
The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an Affidavit of the facts of the person claiming the certificate of stock to be lost or destroyed.

When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
SECTION 3. Surrender of Certificates:
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
SECTION 4. Recognition of Shareholder:
(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and, in the case of stock not paid in full, to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.
(b) If a shareholder desires that notices and/or dividends be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the shareholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.
SECTION 5. Transfer Agent:
If a certificate is signed (a) by a transfer agent other than the Corporation or its employees or (b) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

ARTICLE VI: MISCELLANEOUS
SECTION 1. Dividends:
Subject to applicable law, dividends may be declared and paid out of any funds or property available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.
SECTION 2. Reserves:
The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the shareholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.
SECTION 3. Fiscal Year:
The fiscal year of the Corporation initially shall terminate at the end of a calendar year, and subsequently shall be determined from time to time by the Board of Directors.
SECTION 4. Seal:
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its Incorporation, and the words “Corporate Seal” and “Nevada”.
SECTION 5. Corporate Records:
The Corporation may keep its stock ledger, books of account and minutes of proceedings of the shareholders, the Board of Directors and the committees of the Board of Directors, either within or without the State of Nevada, as the Board of Directors may from time to time determine.
SECTION 6. Checks, Drafts, Etc.:
All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 7. Notice:
Whenever, under the provisions of law or of the Articles of Incorporation or of these By-laws, notice is required to be given to any director, stockholder, officer or agent, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such person, at his address as it appears on the records of the Corporation, with the requisite postage thereon prepaid, or by telegram or facsimile (to the telex or facsimile number appearing on the records of the Corporation, as applicable) and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, delivered to the telegraph office, or upon receipt of confirmation of delivery of such fax is received, as the case may be. Notice to directors may also be given by telephone. Whenever any notice is required to be given under the provisions of law or the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VII: INDEMNIFICATION
SECTION 1. Coverage:
Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, limited liability company, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the States of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgment, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection herewith. The expenses of officers and directors incurred defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by the person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights by this Article.
SECTION 2. Insurance:
The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

SECTION 3. Modification:
The Board of Directors may from time to time adopt further By-laws with respect to indemnification and may amend these and such By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.
ARTICLE VIII: AMENDMENTS
SECTION 1. By Shareholders:
The By-laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of the meeting.
SECTION 2. By Board of Directors:
The Board of Directors by a majority vote of the entire Board at any meeting may amend these By-laws, including By-laws adopted by the shareholders, but the shareholders may from time to time specify particular provisions o the By-laws which shall not be amended by the Board of Directors.
ARTICLE IX: CORPORATE RECORDS
The Corporation shall maintain a copy of the following records at its registered office in Nevada:
(a) A copy certified by the Secretary of State of its Articles of Incorporation, and all amendments thereto;
(b) A copy certified by an officer of the Corporation of its By-laws and all amendments thereto; and
(c) A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the Corporation may maintain a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is maintained.
The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors.
These Amended and Restated By-laws of Kreido Biofuels, Inc. are herewith executed this 12th day of March, 2007.

Philip Lichtenberger, Secretary